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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 14, 1999 ( April 30, 1999)


                            TIER TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)



         California                                000-23195                              94-3145844
(State or other jurisdiction of                   (Commission                 (IRS Employer Identification No.)
       incorporation)                             File Number)

     1350 Treat Boulevard, Suite 250                                                        94596
        Walnut Creek, California                                                          (Zip Code)
(Address of principal executive offices)

                                (925) 937-3950
             (Registrant's telephone number, including area code)


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Item 5.  Other Events.

Acquisition of Certain Assets and Liabilities of Automated Concepts, Inc.

  On April 30, 1999, Tier Technologies, Inc., a California corporation (the "Company"), closed the acquisition of certain assets and the assumption of certain liabilities of Automated Concepts, Inc. ("ACI"), a New York corporation. The Company acquired ACI's Technology Training Services division, a leading provider of training services to the IT professionals of Fortune 500 companies and other major corporations, for an initial payment of approximately $1.5 million in cash. Up to an additional $1.5 million in shares of the Company's Class B common stock may be issued to ACI on the achievement of performance targets over the next two years. The purchase was effective as of May 1, 1999, and the purchase price was determined by arms-length negotiations between representatives of the Company and ACI. The acquisition was accounted for under the purchase method of accounting. The funds used and to be used by the Company in connection with the acquisition are from the Company's working capital. The Company intends to continue to use the acquired assets for the same general purpose as ACI.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    TIER TECHNOLOGIES, INC.



                    By:   /s/ George K. Ross
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                        George K. Ross
                        Executive Vice President and Chief Financial Officer


Date: May 14, 1999

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